SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT  [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [ ]

CHECK THE APPROPRIATE BOX:

[  ]    PRELIMINARY PROXY STATEMENT

[  ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
        14A-6(E)(2))

[ X]     DEFINITIVE PROXY STATEMENT

[  ]    DEFINITIVE ADDITIONAL MATERIALS

[  ]    SOLICITING MATERIAL PURSUANT TO RULE 14A-118 OR RULE 14A-12

                              RIVERSIDE GROUP, INC.
                -----------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ X]     NO FEE REQUIRED.

[  ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11

  (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

  (2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

  (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:

  (4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

  (5)  TOTAL FEE PAID:

[  ]   FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

     [ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

  (1)  AMOUNT PREVIOUSLY PAID:

  (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

  (3)  FILING PARTY:      _______________________

  (4)  DATE FILED:        _______________________

April 26, 2001




Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20549
Attn:  Filing Desk, Stop 1-4

Ladies and Gentlemen:

Riverside Group, Inc. (the "Company") hereby files the accompanying definitive proxy materials pursuant to Rule 14a-6 with respect to the Annual Meeting of Shareholders scheduled for May 24, 2001. A preliminary filing of this proxy was not required because it relates to the Company's Annual Meeting.

The Company intends to release definitive proxy materials on or about May 2, 2001. Please contact the undersigned at (904)281-2200 if you have any questions.

Very truly yours,



Catherine J. Gray
Senior Vice President and
Chief Financial Officer

                              RIVERSIDE GROUP, INC.
                              7800 BELFORT PARKWAY
                           JACKSONVILLE, FLORIDA 32256


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 20, 2001

To Our Shareholders:


     You are cordially invited to attend the Annual Meeting of Shareholders of Riverside Group, Inc. to be held on Thursday, May 24, 2001 at 10:00 a.m., Eastern Daylight Time, at 350 Park Avenue, 4th Floor, New York, New York.

     The meeting will be held for the following purposes:

     (1)  To elect Directors.

     (2)  To approve the Riverside Group, Inc. 2001 Stock Option Plan.

     (3) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company.

     (4) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 16, 2001 will be entitled to vote at the meeting.

     Whether  or  not  you  expect  to  attend  the  meeting,  please  read  the accompanying Proxy Statement and complete, sign, date and return the accompanying Proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your Proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND IN FAVOR OF EACH PROPOSAL.

     We hope you will plan to attend the meeting.


                                Sincerely yours,






                                J. Steven Wilson,
                                Chairman, President and
                                Chief Executive Officer

                             RIVERSIDE GROUP, INC.
                                   ----------

                                PROXY STATEMENT
                                     ------

                              GENERAL INFORMATION


     This Proxy Statement is furnished to shareholders of Riverside Group, Inc. (the "Company" or "Riverside") in connection with the solicitation by the Board of Directors of Proxies in connection with the 2001 Annual Meeting of Shareholders of the Company (the "Meeting"). The Meeting will be held on Thursday, May 24, 2001, at 10:00 a.m., Eastern Daylight Time, at 350 Park Avenue, 4th Floor, New York, New York. This Proxy Statement and enclosed form of Proxy were first sent to shareholders on or about April 27, 2001.

     The Board of Directors of the Company is soliciting Proxies so that each shareholder is given an opportunity to vote on all matters that are scheduled to come before the Meeting. When Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "for" the nominees for election as directors, "for" approval of the Riverside Group, Inc. 2001 Stock Option Plan (the "2001 Option Plan"), and "for" the appointment of Deloitte & Touche LLP as independent auditors for the Company. The Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

     If the enclosed Proxy is duly executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by voting in person, by duly executing and delivering a subsequent Proxy or by providing written notice to the Company's President or Secretary. The shares represented by a Proxy will be voted unless the Proxy is revoked or is mutilated or otherwise received in such form or at such time as to render it not votable.

     Votes cast by proxy or in person at the Meeting, which will be tabulated by an inspector or inspectors of election appointed for the Meeting, will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will count as present for purposes of determining a quorum, but those shares will not be considered as present and entitled to vote with respect to that matter.

     The Proxy Committee is composed of J. Steven Wilson, Chairman, President and Chief Executive Officer of the Company, and Catherine J. Gray, Senior Vice President, Chief Financial Officer and Treasurer of the Company, who will vote all shares of common stock represented by Proxies.

     The principal executive offices of the Company are located at 7800 Belfort Parkway, Jacksonville, Florida 32256.

                        SECURITIES OUTSTANDING AND VOTING

     Only holders of shares of the Company's common stock, par value $.10 per share ("Riverside Common Stock"), of record at the close of business on April 16, 2001, will be entitled to vote at the Meeting. On that date, 4,767,123 shares of Riverside Common Stock were outstanding.

     Each share of Riverside Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, including election of directors. Approval of each of the matters to be acted upon at the Meeting will require a majority of the votes cast at the Meeting to be cast in favor of the matter, except that directors will be elected by a plurality of the votes cast.

                           PRINCIPAL SECURITY HOLDERS
                      AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table contains information as of March 31, 2001, concerning beneficial ownership of Riverside Common Stock by persons known by the Company to own beneficially more than five percent of Riverside Common Stock, and by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table on page 7 hereof and (iii) all executive officers and directors of the Company as a group.

     The following table also contains information as of March 31, 2001 concerning beneficial ownership by such directors and executive officers of the Company of common stock, par value $.01 per share ("Wickes Common Stock") of the Company's Wickes Inc. ("Wickes") and Buildscape, Inc. ("Buildscape") subsidiaries.


                                                  Riverside                         Wickes                  Buildscape
                                      ---------------------------     ------------------------    -----------------------
                                        Number of                      Number of                    Number of
                                         Shares            %             Shares           %          Shares            %
                                      Beneficially        of          Beneficially       of       Beneficially        of
                                        Owned (1)        Class         Owned (1)        Class       Owned (1)       Class
                                      ____________       _____        ____________      _____     ____________      _____


    J. Steven  Wilson...............   2,723,696 (2)      57.1%          220,000 (3)      2.6%      250,000 (4)       3.2%
    7800 Belfort Parkway
    Jacksonville, FL  32256

    Stone Investments, Inc./
    Imagine Investments, Inc....         785,173 (5)      16.5%        1,082,000 (5)     13.1%    1,880,933 (5)      24.2%
    8150 North Central Exway                                                     (6)
    Dallas, TX  75206

    Harry T. Carneal.................    785,173 (7)      16.5%        1,082,000 (7)     13.1%    1,880,933 (7)      24.2%
    8150 North Central Exway                                                     (6)
    Suite 1901
    Dallas, TX  75206

    Robert T. Shaw...................    785,173 (8)      16.5%          990,000 (6)     12.0%    1,880,933 (8)      24.2%
    4211 Norbourne Blvd.                                                         (8)
    Louisville, KY  40207

    Frederick H. Schultz.............    283,524 (9)       5.9%          324,127 (10)     3.9%           --            --
    118 W. Adams Street                                                          (11)
    Suite 600
    Jacksonville, FL  32202

    Catherine J. Gray................     78,952 (12)      1.7%               --           --        66,667 (13)       --
    7800 Belfort Parkway
    Jacksonville, FL  32256

    Other Directors and
    Named Executive
    Officers:

    Varina M. Steuert...............       3,750             *                --           --            --            --

    John E. Donnelly...............       10,000             *                --           --            --            --
    All directors and executive
    Officers as a group
    (4 persons)....................    2,816,398 (14)     58.4%          220,000 (15)     2.7%      316,667(16)      3.78%

                                       2


*  Less than 1.0%

(1)  Unless otherwise noted, the owner has sole voting and dispositive power.

(2) The amount shown includes 51,953 shares distributed to Mr. Wilson under the Company's Employee Stock Ownership plan and Trust (the "ESOP"). The amount also includes 2,543,553 shares that Mr. Wilson indirectly owns through his controlling ownership of Wilson Financial Corporation ("Wilson Financial"). The amount shown includes 20,000 shares owned by Mr. Wilson's children and 15,000 shares purchased from the ESOP in 1999. Substantially all shares directly owned by Wilson Financial are pledged to various lenders. A change of control of the Company could result from a default by Wilson Financial under these pledges.

(3) Includes 220,000 shares presently acquirable pursuant to employee stock options.

(4) Includes 250,000 shares presently acquirable pursuant to employee stock options.

(5) Imagine Investments, Inc. ("Imagine") is a wholly-owned indirect subsidiary of Stone Capital, Inc., a thrift holding company wholly-owned by the James
     M. Fail Living Trust dated December 18, 1996, which is exclusively controlled by James M. Fail.

(6) On or about March 20, 2001, Imagine acquired certain promissory notes executed by Riverside in return for the payment of cash to the holders (the "Holders") of said notes, including Mr. Schultz, and the transfer to the Holders of an Aggregate of 429,850 shares (including 171,940 shares to Mr. Schultz) of Wickes owned by Imagine. These promissory notes evidence a portion of the secured indebtedness of the Company. The transferred shares are being held in escrow through late December of 2001. Imagine has the right, at any time prior to the termination of said escrow, to repurchase the shares at a predetermined price. In addition, at the termination of the escrow, the Holders may require Imagine to repurchase the shares for the same predetermined price.

(7) Includes beneficial ownership by Imagine, of which Mr. Carneal is a director and executive officer. Mr. Carneal is also an executive officer of Imagine's parent corporations.

(8)  Includes beneficial ownership by Imagine, of which Mr. Shaw is President.

(9)  The amount shown includes 42,500 shares owned by Mr. Schultz's spouse.

(10) Includes 10,669 shares subject to director stock options exercisable on March 31, 2001 or which will become exercisable within 60 days thereafter.

(11) Includes 5,027 shares owned for the benefit of Mr. Schultz's grandchild and 171,940 shares acquired from Imagine in the transaction described in Note
     (6) above.

(12) The amount shown includes 13,952 shares distributed to Ms. Gray under the ESOP, 50,000 shares presently acquirable pursuant to employee stock options and 15,000 shares purchased in 1999 from the ESOP.

(13) Includes 66,667 shares presently acquirable pursuant to employee stock options.

(14) The amount shown includes 65,905 shares distributed to the accounts of executive officers under the ESOP. The amount shown also includes 50,000 shares that executive officers and directors have the present right to acquire upon the exercise of stock options and 30,000 shares purchased from the ESOP in 1999 by executive directors and officers.

(15) Includes 220,000 shares presently acquirable pursuant to stock options.

(16) Includes 316,667 shares presently acquirable pursuant to stock options.

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated four individuals to be elected to serve for one year and until their successors have been elected and qualified. Following the annual meeting, the Board will have one vacancy which will be filled as soon as practical. The reason the Board has only nominated four (4) persons is that the Board is still conducting a search for a qualified individual to fill the fifth position. Proxies cannot be voted for a greater number of persons than the number nominated. The Bylaws also provide that the Board of Directors shall have the right at any time during the ensuing year to increase the number of directors up to a maximum of ten and to elect directors for any newly created directorships by a majority vote. Unless authority is withheld, the Proxy Committee will vote for the election of the four nominees named below as directors of the Company. The Company's Board of Directors currently consists of five directors. There is currently one vacancy on the Board. Ms. Varnia M. Steuert, a director since 1979, is retiring from the Board and has not been nominated for re-election. Each nominee has consented to being named as such in this Proxy Statement and has agreed to serve if elected. If a nominee should become unavailable, the members of the Proxy Committee may in their discretion vote for a substitute. However, in no event will Proxies be voted for more than four persons. The Board of Directors has no reason to believe that any substitute nominees will be required.

     The four nominees for election at the Meeting are the current directors.

           Name                      Age              Year First Became Director
           ____                      ___              __________________________

     J. Steven Wilson.........        57                        1985
     Edward M. Carey........          84                        1985
     Edward C. Carey.........         58                        2001
     John E. Donnelly.........        62                        2001

     Mr. Wilson has been Chairman, President and Chief Executive Officer and a director of the Company since August 1985. Mr. Wilson has been Chief Executive Officer and a director of Wickes since November 1991 and Chairman of Wickes since August 1993. He is also the President and Chief Executive Officer and a director of Buildscape. Mr. Wilson assumed the duties of President of Wickes from July 1996 to May 1997. Mr. Wilson is also a director of First Industrial Realty Trust, Inc.

     Mr. Edward M. Carey, presently retired, was the Chairman of the Board of Carey Energy Corporation since 1995.

     Mr. Edward C. Carey has been an independent petroleum consultant since September of 1994. Mr. Carey formerly served as Director of St. Vincents Hospital Medical Center and the American Ireland Fund, a charitable foundation. He also formerly was President of the Collas-Graves Foundation and a Trustee of Brooklyn Polytecnic Institute.

     Mr. Donnelly has been a private attorney and investor since 1994. He currently is Director and Corporate Secretary of The Mallon Fund, a charitable organization. Mr. Donnelly formerly served as Director and Chairman of the Audit Committee for Pacific National Bank and formerly was a director of MDF Technology, Inc., a fiberboard manufacturing company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

           BOARD OF DIRECTORS AND COMMITTEE MEETINGS AND COMPENSATION

     The Board of Directors met two times in 2000. Both of the meetings were conducted via teleconference calls. The Board of Directors has an Audit
Committee and a Compensation and Benefits Committee (The "Compensation Committee").

     The Audit  Committee is currently  comprised of Mr. Donnelly and Mr. Edward
C. Carey. In 2000, Ms. Steuert and Mr. Edward M. Carey served as members of the Audit Committee. The Audit Committee held two meetings in the last fiscal year. The Audit Committee reviews and approves the selection of and the services performed by the Company's independent accountants, meets with and receives and reviews reports from the Company's financial and accounting staff and independent accountants, and reviews the scope of audit procedures, accounting practices and internal controls.

     The Compensation Committee is presently comprised of Ms. Steuert and Mr. Edward M. Carey. The Compensation Committee held one meeting during the last fiscal year. The Compensation Committee reviews management compensation standards and practices. Additionally, the Compensation Committee administers the Company's compensation policies and establishes annual financial and performance goals which will be considered in determining overall compensation.

     During 2000, the Company accrued $8,000 for each of the directors for their services. In addition, the Company accrued $500 for the Chairperson of the Audit Committee.

                          REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board, which is included in this proxy statement as Exhibit A, the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal year 2000, independent members of the Board served as audit committee members and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, Controller and independent auditors prior to public release. In March 2001, a formal audit committee was formed when two vacancies on the Board were filled with two new independent Board members.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls, accounting principles, the reasonableness of significant judgments and clarity of disclosures in the financial statements. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's Consolidated Audited Financial Statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                         John E. Donnelly, Chair
                         Edward C. Carey

                                   MANAGEMENT

     Set forth below is  information  regarding  the  executive  officers of the
Company:

                                                                       Executive
                                                                        Officer
  Name                        Age                   Position             Since
  ____                        ___                   ________            _______

J. Steven Wilson              57          Chairman, President and         1985
                                          Chief Executive Officer

Catherine J. Gray             49          Senior Vice President,          1996
                                          Chief Financial Officer
                                          and Treasurer

     For information regarding Mr. Wilson, see "Election of Directors".

     Ms. Gray joined the Company as Vice President and Director of Tax in 1988 and was appointed Senior Vice President, Treasurer and Chief Financial Officer in December 1996.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

     The Committee believes that the Company must maintain short and long-term executive compensation plans that enable the Company to attract and retain well-qualified executives and that these plans must also provide a direct incentive for the Company's executives to create shareholder value. The
Committee also believes that in certain circumstances incentives tied to the completion of specific tasks may be appropriate.

     In furtherance of this philosophy, the compensation of the Company's executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

Base Salary

     The base salary component has historically been established based on performance, experience and other factors, within a salary range intended to approximate the ranges of base pay for positions of comparable responsibility in a competitive peer group. In addition, the Company considers salaries paid by Wickes and Buildscape in setting the salary paid by the Company.

Short-term Incentives

     Short-term incentives are provided by a cash bonus opportunity. Executives selected by the Company to be eligible for annual cash incentives are determined at the beginning of each year, again considering those who will be eligible for bonuses from Wickes and Buildscape. Bonuses are based upon subjective factors. Bonuses are dependent on the executive and the Company achieving certain strategic objectives.

Long-Term Incentives

     Long-term incentives are designed to provide additional incentives to achieve long term corporate objectives and to align management's interest with that of the shareholders by providing opportunities for ownership in the Company.

     Long-term   incentives   for  key  executives   include,   in  addition  to
participation in Wickes' and Buildscape's long-term incentive programs by Mr. Wilson, participation in non-qualified stock options for the Company.

Compensation of Chief Executive Officer

     Mr. Wilson, in addition to his duties as Chief Executive Officer of the Company, is Chief Executive Officer of Wickes. He is also President and Chief Executive Officer of Buildscape. In 2000, Mr. Wilson's total base salary was paid directly by Buildscape and Wickes. In determining the approved compensation to be paid to Mr. Wilson the Company considers, among others, book value per share, market price per share and total return to shareholders. The Company considers the compensation paid to Mr. Wilson by Wickes and Buildscape in determining the appropriate level of compensation to be paid by it to Mr. Wilson.

     The Buildscape Board of Directors in setting and approving Mr. Wilson's $200,000 cash bonus for 2000 considered subjective factors. Mr. Wilson also received a bonus from Wickes in the amount of $342,000 for 2000, based on Wickes' achieving specific performance objectives for return on capital employed and certain strategic objectives. For the year 2000, no option grants were made to Mr. Wilson by the Company, Wickes or Buildscape.

                             Edward M. Carey, Chair
                             Varina M. Steuert


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ms. Steuert and Mr. Edward M. Carey were members of the Compensation Committee in 2000. Because Mr. Wilson and Ms. Gray are acting Chief Executive Officer and Chief Financial Officer, respectively, of Buildscape, the Buildscape Board of Directors approved their salaries and the accrual of their bonuses for 2000.


                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below summarizes the compensation paid, or accrued, with respect to the years indicated to the Company's Chief Executive Officer and to the other person who was serving as an executive officer of the Company at December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                   Annual Compensation                    Long-Term Compensation

                                                                  Other Annual       Awards              All Other
        Name & Principal                  Salary      Bonus       Compensation      Options/           Compensation
            Position            Year       ($)         ($)          ($) (1)         SARs (#)              ($) (2)
        ________________        ____      ______      _____       ____________      ________           ____________


   J. Steven Wilson (3)         2000       707,100     542,000            26,600            --                 16,474
   Chairman, President &        1999       704,500     728,000            12,300       390,000  (4)            18,822
   CEO of the Company;          1998       680,600     200,000            19,300        60,000  (5)            21,643
   Chairman & CEO of Wickes
   and Buildscape

   Catherine J. Gray (6)        2000       150,000      45,000                                                  5,370
   Senior Vice President,       1999       150,000      50,000                         100,000  (7)             4,797
   Chief Financial Officer      1998       150,000          --                              --                  7,615
   and Treasurer


(1) In the case of Mr. Wilson, includes fees for serving on the Company's Board of Directors and gross-ups for certain insurance premiums paid by Wickes Inc. Perquisites are not disclosed, as they are less than ten percent of salary and bonus.

(2) Includes the Company's contributions to the ESOP allocated to the accounts of the named persons, matching contributions made by the Company for the accounts of the named persons under the Company's Voluntary Investment Plan, and premiums paid by the Company on behalf of the named persons for group term life insurance and payment of premiums for long-term disability insurance paid by Wickes, Wickes contributions to the executive's account in the Wickes 401(k) plan, premiums paid by the Company and its subsidiaries for travel life insurance for the executive's benefit. Specifically, ESOP contributions were: $3,215, for Mr. Wilson in 1998 and $3,215, for Ms. Gray 1998. Company Voluntary Investment Plan contributions were: $5,100, $4,800, and $3,878 for Mr. Wilson in 2000, 1999 and 1998,
     respectively; and $5,100, $4,506, and $3,878 for Ms. Gray in 2000, 1999 and 1998, respectively. Group term life premiums were: $774, $822, and $1,350 for Mr. Wilson in 2000, 1999 and 1998, respectively and $270, $291, and $522 for Ms. Gray in 2000, 1999 and 1998, respectively. Wickes disability insurance premiums for Mr. Wilson were $10,600 for 2000, 1999 and 1998. Travel life insurance premiums for Mr. Wilson were $2,600 for 1999 and
     1998. See the "Long Term Compensation" discussion for additional information regarding the ESOP.

(3)  Includes salary of $499,900, $497,300, and $473,400 paid by Wickes in 2000,
     1999 and 1998, respectively and $207,200 paid by Buildscape in 2000 and 1999, respectively. Includes bonuses of $342,000 and $528,000 paid by Wickes in 2000 and 1999, respectively. Also, includes a bonus of $200,000 accrued but not paid for 2000 by Buildscape and a $200,0000 paid bonus for 1999 from Buildscape.

(4)  Includes 15,000 shares from Wickes and 375,000 from Buildscape.

(5)  Wickes stock options.

(6) Includes salary of $150,000 paid by Buildscape in 2000 and 1999. Also, includes a bonus of $45,000 accrued but not paid for 2000 by Buildscape and a $50,000 paid bonus for 1999 from Buildscape.

(7)  Buildscape stock options.

Option Grants in Last Fiscal Year

     No option grants were made during 2000 by the Company or any of its subsidiaries to any named executive officer.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

The following table contains information regarding the values of certain unexercised options to purchase shares of common stock of the Company, Wickes and Buildscape held by the named executive officers at the end of 2000. No options were exercised by these persons in 2000.


                                           Number of Securities                              Value of Unexercised
                                      Underlying Unexercised Options/                        In-the-Money Options/
                                            SARs at FY-End (#)                              Options/SARs at FY-End ($)
         Name                           Exercisable/Unexercisable                           Exercisable/Unexercisable
         ____                         ____________________________                          _________________________

J. Steven Wilson.................           145,000/80,000 (1)                                    28,600/14,300 (1)
J. Steven Wilson..................          250,000/125,000 (2)                              2,000,000/1,000,000 (2)
Catherine J. Gray.................            66,667/33,333 (2)                                  533,336/266,664 (2)
Catherine J. Gray.................                 50,000/0 (3)                                              0/0 (3)



(1)   Wickes Common Stock
(2)   Buildscape Common Stock
(3)   Riverside Common Stock

Long-Term Compensation

     As previously described, historically the Company has provided long-term incentives primarily through the ESOP and through stock options.

     Riverside ESOP Plan - The ESOP has invested in Riverside Common Stock for the benefit of its employees. Each participant shared in the Company's contributions based upon his or her compensation for the year and vested in his or her account over seven years. In April 1999, the decision was made to evaluate termination of the ESOP due to the high cost of administering the plan relative to the small number of participants and assets in the plan. The ESOP Administration Committee, which consisted of Catherine Gray, presented a proposal and recommendation for dissolution to the Board. Upon review, the Board voted unanimously to terminate the plan, sell all remaining unallocated shares and have the sales proceeds applied to reduce the debt owed by the ESOP to the Company. The ESOP held approximately 58,000 shares that were not allocated and would not be vested upon termination (this number is subject to change based on the Internal Revenue Service's ("IRS") review of the vesting rules upon termination of the plan). The market price of shares at that date was less than $1.00. Thus a sale of all the shares would result in cancellation by Riverside of a portion of their loan to the ESOP. On December 23, 1999, the ESOP sold 15,000 shares to Mr. Wilson, 15,000 shares to Ms. Gray and 20,000 shares to a Senior Vice President of Cybermax, Inc. (a subsidiary of the Company) for total proceeds of $40,625. The shares were sold at the average of bid and ask price in the market place. Each purchaser signed a note for the purchase prices of the shares. The ESOP assigned these notes to the Company. All of the notes bear an interest rate of 8.5% and are secured by the shares sold to these officers. During 2000, Mr. Wilson and Ms. Gray paid their notes in full. The remaining 8,000 shares are being held pending the outcome of the IRS review of the termination of the plan. Upon receipt of a favorable termination letter from the IRS, these remaining 8,000 shares will be sold and the proceeds transferred to the Company. The assets of the ESOP will then be distributed to vested participants.

Riverside Non-Qualified Stock Option Plan - Key employees and members of the Board of Directors of the Company are eligible to participate in the Company's Non-Qualified Stock Option Plan. A total of 300,000 shares of Riverside Common Stock are authorized for issuance under this plan. At April 15, 2001, options for 50,000 shares were outstanding.

Buildscape Stock Option Plan - Buildscape's option plan provides for the grant of incentive stock options to employees and nonstatutory stock options to employees, non-employee board members and consultants. The plan reserves up to twenty percent of the common shares of Buildscape for grants. In 1999, Mr. Wilson was granted options for 375,000 shares with an exercise price of $1.00 per share.

Wickes Incentive Plan - Under the Wickes Inc. 1993 Long-Term Incentive Plan (the "Wickes Incentive Plan"), officers and key employees of Wickes and its parent and subsidiary corporations can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units (collectively referred to as "Awards"). A total of 835,000 shares of Wickes Common Stock are reserved for issuance under the Wickes Incentive Plan. In February 1998, and 1999, Mr. Wilson was granted under the Wickes Incentive Plan, options with an exercise price of $3.41 and $4.875 per share for 60,000 and 15,000 shares, respectively, of Wickes Common Stock.

Wickes Severance and Stay Incentive Bonus Plan - On November 25, 1997, Wickes Compensation and Benefits Committee adopted the Special Severance and Stay
Incentive Bonus Plan (the "the Stay Plan"). The Stay Plan was amended in February 2000 to extend the covered period through December 31, 2000. The Stay Plan was implemented in order to provide Wickes with the ability to retain selected key employees during the Wickes' consideration and implementation of strategic and operational alternatives.

     The Stay Plan consists of two types of awards: special severance awards and stay incentive bonuses. Special severance bonuses are payable to participants whose employment is terminated by Wickes' during the covered period other than for cause or disability. Special severance bonuses consist of a lump sum in cash equal to the participants' bonus percentages multiplied by their deemed base compensation. Stay incentive bonuses are payable to participants who have remained a Company employee through any Group Transfer (as defined) or Change of Control (as defined). Stay incentive bonuses consist of a lump sum in cash equal to the participants' bonus percentages multiplied by their deemed base compensation. Participants may elect, in lieu of any special severance bonus or stay incentive bonus, to receive any severance benefits for which they are then otherwise eligible under any Company severance plan (other than the Stay Plan).

     At March 31, 2001, seven of the Wickes' current key employees have been selected by the Committee to participate in the Stay Plan. The bonus percentage of Mr. Wilson under the Stay Plan is 200%.

Riverside 401 (k) Plan - The Company has in effect a savings and retirement plan (the "Company's 401(k) Plan"). All of the Company's employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the Company's 401(k) Plan. The Company's 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the Company's 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 1% to 10% of his or her gross pay. The Company currently matches 50% of the first 6% of an employee's contributions.

Buildscape 401 (k) Plan - Buildscape has in effect a savings and retirement plan (the "Buildscape 401(k) Plan"). All employees of Buildscape who are at least 21 years of age and have met certain service requirements are eligible to participate in the Buildscape's 401(k) Plan. Buildscape's 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the Buildscape's 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 1% to 15% of his or her gross pay. Buildscape currently matches 50% of the first 6% of an employee's contributions.

Wickes 401(k) Plan - Wickes has in effect a savings and retirement plan (the "Wickes 401(k) Plan"). All employees who are at least 18 years of age and have met certain service requirements are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under
Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, each non highly compensated eligible employee may elect to make before-tax contributions of from 2% to 15% of his or her gross pay or after-tax contributions of from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. Highly compensated eligible employees (as defined by the Code) are limited to from 2% to 8% of his or her before-tax contributions or after-tax contributions from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. Wickes currently matches 50% of the first 5% of an employee's contribution. Certain long-time employees are entitled to receive an additional 1% or 3% of gross pay. Each participant invests his or her individual account in selected investment alternatives as directed by the trustee of the 401(k) Plan, including a fund that invests primarily in shares of Wickes' Common Stock. Wickes may in its discretion make a profit sharing contribution to the 401(k) Plan, which may be made in cash or in shares of Wickes' Common Stock. Wickes' Common Stock so contributed by Wickes do not become subject to the investment control of the participants until the calendar year following the date of contribution.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, Wickes and Buildscape use an airplane owned by an affiliate of Mr. Wilson. In 2000, for use of the airplane this affiliate was paid approximately $333,000, $407,365, and $15,000 by Wickes, Buildscape and
Riverside, respectively. In 1997, the Company established a reserve for approximately $434,000 related to salaries and expenses either incurred in 1997 or prior years and charged to this affiliate and not previously paid. In 1998, the amount owed was reduced by $104,000 which was the amount of the costs incurred with the use of the aircraft by the Company and its subsidiaries other than Wickes. In 1999, the amount owed was reduced by $11,000 leaving a reserve of $319,000.

     For certain costs, including office space and overhead; business services (such as Internet connectivity and telephone service); human resources and accounting, the Company and Buildscape have entered into a shared services agreement. This agreement allocates expenses to Buildscape based on its proportioned usage. The Company received $723,000 for these services in 2000. Also included in operations for 2000 is income related to software and editorial services provided by the Company to Buildscape of $392,000.

     The Company also provides certain office and managerial services to other affiliates of Mr. Wilson. During 2000, charges for these services were $50,000. At December 31, 2001, there was an intercompany balance of approximately $33,000 owed by these affiliates to the Company related to these net expenses. This balance was reclassified from current assets to long term assets at December 31, 2000.

     On December 23, 1999, the ESOP sold 15,000 shares to Mr. Wilson, 15,000 shares to Ms. Gray and 20,000 shares to a Senior Vice President of Cybermax, Inc. (a subsidiary of the Company) for total proceeds of $40,625. The shares were sold at the average of bid and ask price in the market place. Each purchaser signed a note for the purchase prices of the shares. The ESOP will assign those notes to the Company. All of the notes bear an interest rate of 8.5% and are secured by the shares sold to these officers. During 2000, Mr. Wilson and Ms. Gray paid their notes in full.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Based solely upon the Company's review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, each officer, director or beneficial holder of more than 10 percent of Riverside Common Stock filed on a timely basis the reports required under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to 2000.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The graph below compares the performance of Riverside Common Stock with the NASDAQ Stock Market Index and a Peer Group Index (defined below), by showing the cumulative total return, through December 31, 2000, an investor would have received from investing $100 in each on December 31, 1995, and reinvesting all dividends received. The Peer Group Index includes the common stock of the following companies included on a list compiled by NASDAQ whose primary Standard Industrial Classification is Lumber and Other Building Materials: BMC West Corporation, National Home Centers, Inc., Wickes Inc. and Wolohan Lumber Co. This Peer Group Index has been weighted for market capitalization.

           APPROVAL OF THE RIVERSIDE GROUP INC. 2001 STOCK OPTION PLAN

     The Board of Directors proposes that the stockholders approve the 2001 Option Plan, a copy of which is attached to this Proxy Statement as Exhibit B. Stockholders are encouraged to review the 2001 Option Plan carefully. Any description in this Proxy Statement of the 2001 Option Plan is qualified in its entirety by reference to Exhibit B.

     On April 17, 2001, the Board of Directors adopted the 2001 Option Plan, subject to approval by the stockholders at the Annual Meeting. The 2001 Option Plan replaces the Company's 1985 Incentive Stock Option Plan, the term of which expired in 1995 and the Non-Qualified Stock Option Plan. Upon the approval by the stockholders of the 2001 Option Plan, no further option grants shall be made under the 1985 Non-Qualified Stock Option Plan. However, all outstanding options under the 1985 Non-Qualified Option Plan shall remain in effect.

Purpose

     The purpose of the 2001 Option Plan is to encourage ownership in the Company by employee and non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as employees and directors of the Company.

Description of the 2001 Stock Option Plan

     The 2001 Option Plan is set forth as Exhibit B to this Proxy Statement and the summary of the material terms of the 2001 Option Plan contained herein is qualified in its entirety by reference to Exhibit B.

     The  Board  of  Directors  and  committee   (the  "Option   Committee")  of
independent Board members appointed by the full Board shall administer the 2001 Option Plan and approve grants as proposed by management.

     Options may be granted under the 2001 Option Plan to any individual that the Option Committee deems appropriate. Each option granted under the 2001 Option Plan shall be evidenced by an option agreement, incorporating such terms as the Option Committee shall deem necessary or desirable. The 2001 Option Plan provides for the grant of stock option intended to qualify as an incentive stock option ("ISO") within the meaning of Section 422 of the Internal Revenue Code (the "Code") and options that are not intended to qualify as ISOs, referred to as nonstatutory stock options ("NSOs").

     An aggregate of 480,000 shares of Common Stock are reserved for issuance (subject to adjustment in the event of stock splits and other similar events) under the 2001 Option Plan. In the event of certain changes to the outstanding Common Stock such as stock splits, stock dividends, combinations, exchange of shares, merger or recapitalization, the character and number of shares available under the 2001 Option Plan and the character, number and price of shares subject to outstanding options shall be automatically adjusted to reflect such changes.

     The exercise price per share for each option granted under the 2001 Option Plan may not be less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of an ISO granted to a 10% or great stockholder of the Company) and in no event can any ISO be exercisable after the expiration of ten years after the date of grant (or five years in the case of an ISO granted to a 10% or great stockholder of the Company). Each option will vest over a four-year period on the anniversary of the date of grant, provided that the optionee serves as an employee or director on such anniversary date.

     Except in the event of a Change of Control of the Company (as defined below), no option may be exercised prior to the expiration of one (1) year from the date of grant. Each option will vest over a four-year period on the anniversary of the date of grant, unless otherwise provided at the time of grant and provided that the optionee serves as an employee or director on such anniversary date. An option shall be exercised by giving written notice to the Company accompanied by the payment of the exercise price (i) in cash or by check, (ii) with the consent of the Option Committee, through the exchange of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price, (iii) with the consent of the committee, by a combination of cash and such shares. An optionee shall have no right as a shareholder with respect to any shares covered by his option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued.

     Awards of options are not transferable except by will or the laws of descent and distribution. To the extent an optionee's agreement does not expressly provide otherwise, if an optionee ceases to be an employee or director or consultant, the option shall terminate ninety (90) days after the date such optionee ceases to be an employee or director or consultant. Notwithstanding the foregoing, if an optionee ceases to be an employee or director or consultant by reason of disability or retirement, the optionee shall have the right for twelve
(12) months after the date of disability or retirement to exercise an option, to the extent such option is otherwise exercisable on such date. If an optionee ceases to be an employee or director or consultant by reason of death, optionee's designated beneficiary shall have the right for twelve (12) months after the date of death to exercise the option, to the extent such option is otherwise exercisable on such date. At the end of such twelve (12) month or ninety (90) day period, as applicable, the option shall terminate and cease to be exercisable.

     If the Company undertakes any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, appropriate and proportionate adjustments shall be made to (i) the securities reserved for issuance under the 2001 Option Plan, (ii) the number and kind of securities subject to future grants under the 2001 Option Plan and (iii) the number, kind and exercise price of the securities underlying options outstanding at the time of such occurrence. Upon a Change in Control, as defined in the 2001 Option Plan, 50% of unvested outstanding options granted under the 2001 Option Plan shall immediately become exercisable in full and the remainder shall become vested on the date twelve months after the Change in Control provided the optionee serves as an employee or director or consultant on such date.

     The Board may terminate or amend the 2001 Option Plan in any respect at any time, provided that stockholder approval shall be required, among other things, to increase the number of shares there under or to modify the provisions regarding eligibility.

Certain Federal Income Tax Consequences

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2001 Option Plan and with respect to the sale of Common Stock acquired under the 2001 Option Plan.

Incentive Stock Options - In general, a participant will not recognize taxable income upon the grant of exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). Upon exercise of an incentive stock option, however, the excess (if any) of the fair market value of the ISO stock over the exercise price paid will be an adjustment in determining the participant's alternative minimum taxable income, and so may subject the participant to the alternative minimum tax. Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant (up to the excess of the fair market value of the stock on the exercise date over the exercise price paid) will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale. If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Nonstatutory Stock Options - As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price. With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale. Tax Consequences to the Company - The grant of an option under the 2001 Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2001 Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2001 Option Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE RIVERSIDE
                      GROUP, INC. 2001 STOCK OPTION PLAN.

                              APPROVAL OF AUDITORS

     The Board of Directors recommends approval of the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accounting Firm Fees

     Aggregate fees billed to the Company for the fiscal year ending December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

    Audit fees................................................    $68,000

    Financial information Systems..............................   $   --

    Design and Implementation Fees................................$   --

    All Other Fees...........................................     $17,167 (a)(b)

(a) Includes fees for tax consulting, permitted internal audit outsourcing, and other non-audit services.

(b) The Audit Committee,  after  consideration  of the matter,  does not believe
that  the  rendering  of  these  services  by  Deloitte  is  incompatible   with
maintaining Deloitte's independence as the Company's principal accountant.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.


OTHER MATTERS

     The enclosed Proxy confers upon the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with their best judgment with respect to any other matters, which may come before the Meeting. The Board of Directors does not know of any such matters; however, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders submitted for inclusion in the proxy material to be distributed by the Company in connection with the annual meeting to be held in 2002 must be received by December 29, 2001.

     In addition, written notice of shareholder proposals (other than proposals submitted to the Company for inclusion in the proxy material) for consideration at the annual meeting to be held in 2002 must be received by the Company no later than March 13, 2002 in order to be considered timely. The persons designated as proxies by the Company in connection with the annual meeting to be held in 2002 will have discretionary voting authority with respect to any shareholder proposal of which the Company did not receive timely notice.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Company, without additional compensation. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to the principals and obtaining their proxies.

     Shareholders are urged to specify their choices, date, sign and return the enclosed Proxy in the enclosed postage-paid envelope whether or not they plan to attend the Meeting. Shareholders present at the Meeting may revoke their Proxies and vote in person. Prompt response is helpful, and your cooperation will be appreciated.


Dated: April 20, 2001.

                                    EXHIBIT A

                              RIVERSIDE GROUP, INC.

                             AUDIT COMMITTEE CHARTER

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Riverside Group, Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

  o Recommending to the Board the independent auditors to be retained (or nominated for share-holder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

 o Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

 o Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

 o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

o Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

 o Overseeing the Corporation's compliance with SEC regulations requiring that a copy of this charter be included in the Corporation's annual proxy statement at least once every three years.

 o Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

o Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

o Reviewing with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, including the Corporation's system to monitor and manage business risk and ethical compliance programs, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

o Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls including the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

o Reviewing annually with financial management and the Corporation's independent auditors, the Corporation's accounting policies in light of the Corporation's current operations and current generally accepted accounting principles and SEC rules and regulations.

o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

o    Reviewing  with  management  and  the  independent  auditors,   the  annual
     management letter.

o Providing a report of the matters discussed at each Audit Committee meeting to the Board of Directors.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others. The Committee expects management and the chief financial officer to advise it promptly of any significant operational, accounting or reporting issues, or accounting procedures, which vary, from traditional practices and significant adjustments to reserves or other information.

Additionally the Committee may assist management in the following:
1.      Reviewing and approving audit fees.
2.      Reviewing management "conflict of interest" transactions.
3.      Reviewing the performance of the chief financial officer and controller.

4. Reviewing alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by the independent auditors.
5.      Reviewing financial press releases.
6. Reviewing policies and procedures with respect to expense accounts of senior management.
7.      Self-assessing audit committee performance.

                                    EXHIBIT B

                              RIVERSIDE GROUP, INC.

                             2001 STOCK OPTION PLAN

                            Scope and Purpose of Plan

        The purpose of the Riverside Group, Inc. Stock Option Plan (defined below) is to provide an incentive for key employees and non employee directors of the Company or its Affiliates (defined below) to remain in the service of the Company or its Affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting and retaining key personnel.

PARAGRAPH 1.       Definitions

     1.1. "Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar or superseding statute on statutes.

     1.2. "Affiliates" shall mean (a) any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations, other than Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and
          (b) any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

     1.3. "Agreement" shall mean the written agreement between the Company and Optionee evidencing the Option granted by the Company.

     1.4. "Board of Directors" shall mean the board of directors of the Company.

     1.5. "Change In Control"  shall mean:

          (a)  a dissolution  or liquidation of the Company;

          (b) a merger or consolidation (other than a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the Board of Directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction); or

          (c) a transaction in which any person (other than a shareholder of the Company on the date of the Optionee's Agreement) becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company (provided, however, that the Board of Directors may at any time prior to such transaction provide by resolution that this Subparagraph shall not apply if such acquiring person is a corporation and a majority of the Board of Directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such fifty percent (50%) or more total combined voting power).

     1.6.  "Code" shall mean the  Internal  Revenue  Code  of  1986, as amended.

     1.7. "Committee" shall mean either the committee appointed pursuant to Paragraph 3 of the Plan by the Board of Directors to administer this Plan or the Board of Directors.

     1.8   "Company" shall mean Riverside Group,  Inc.,  a  Florida corporation.


     1.9. "Disability" shall mean a total and permanent disability as defined in the Company's long term disability plan, or if the Company has no long term disability plan in effect at the time of the Optionee's disability, shall have the meaning provided in Code section 22(e) (3). Notwithstanding the preceding sentence, for any Incentive Option, "Disability" shall have the meaning provided in Code section 22(e)(3).

    1.10. "Eligible Individuals" shall mean the employees of the Company or of any of its Affiliates. In addition, but with respect only to grants of Nonstatutory Options, the term "Eligible Employees" shall include non-employee Directors and Consultants. For purposes of this Plan: the term "employee" shall mean an individual employed by the Company or its Affiliates whose income from those entities is subject to Federal Insurance Contributions Act (i.e., "FICA") withholding; the term "Directors" shall mean any member of the Board of Directors of the Company or any of its Affiliates; and the term "Consultants" shall mean individuals engaged to provide services to the Company or any of its affiliates as independent contractors whether or not such engagement is pursuant to a written contract. Notwithstanding the foregoing provisions of this Paragraph, to ensure that the requirements of Paragraph 3.1 are satisfied, the Committee may from time to time specify individuals who shall not be eligible for the grant of Options or options or stock appreciation rights or allocations of stock under any plan of the Company or its Affiliates; provided, however, that the Committee may at any time determine that any individual who has been so excluded from eligibility shall become eligible for grants of Options and grants of such options or stock appreciation rights or allocations of stock under any plans of the Company and its Affiliates.

  1.11.   "Exercise   Price"  shall  mean  the  price  per  share  of  Stock  as established pursuant to Paragraph 6.2 of the Plan.

  1.12. "Fair Market Value" of a share of Stock on a particular date shall be the closing price for such Stock on such date (or, if the date is not a business day, then on the next preceding business day), which shall be: (i) if the Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price for the Stock on such exchange as reported in any newspaper of general circulation; (ii) if the Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system; or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Committee.

  1.13. "Incentive Options" shall mean stock options that are intended to satisfy the requirements of Code section 422.

1.14. "Nonstatutory Options" shall mean stock options that do not satisfy the requirements of Code section 422.

1.15. "Optionee" shall mean an Eligible Individual to whom an Option has been granted.

1.16.     "Options"  shall  mean  either   Incentive   Options  or  Nonstatutory
          Options, or both.

1.17.     "Plan" shall mean Riverside Group, Inc. 2001 Stock Option Plan.

1.18. "Retirement" shall mean an Optionee's termination of employment with the Company on or after attainment of age 65.

1.19. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or superseding statute or statutes.

1.20. "Stock" shall mean the Company's authorized common stock, $.10 par value, together with any other securities that may be received upon the exercise of Options granted under the Plan.


PARAGRAPH 2.  Stock and Maximum Number of Shares Subject to the Plan

2.1. Description of Stock and Maximum Shares Allocated - The Stock that may be issued upon the exercise of an Option may either be authorized but unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

     Subject to the adjustments provided in Paragraph 6.6, the aggregate number of shares of Stock to be issued pursuant to the exercise of all Options granted under the Plan may equal but shall not exceed 480,000 shares of the stock of the Company on a fully converted basis, of which 480,000 may be issued pursuant to options designated as incentive options. No individual may be granted options in any calendar year entitling him or her to purchase more than 100,000 shares of stock.

2.2 Restoration of Unpurchased Shares - If an Option granted under the Plan expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the shares of Stock subject to, but not issued under, such Option shall again be available for Options granted under the Plan.

PARAGRAPH 3.  Administration of the Plan

3.1. Committee - The Plan shall be administered by (i) with respect to awards to persons other than non-employee directors, a committee appointed by the Board of Directors consisting of not less that two individuals who shall be "non-employee directors" as such term is defined in rule 16b-3(b) under the Act and (ii) with respect to awards to non-employee directors, the Board of Directors.

3.2. Duration, Removal, Etc. - The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members to the Committee. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

3.3. Meetings and Actions of Committee The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the unanimous vote (or majority vote if more than two members), provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of this Plan and with the bylaws of the Company as it may deem advisable.

3.4. Committee's Powers Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion,
     (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Paragraph 6, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the terms of any Agreement and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Paragraph and such determinations shall be final, binding, and conclusive.

PARAGRAPH 4.  Eligibility and Participation

4.1. Eligible Individuals Options may be granted under the Plan only to persons who are Eligible Individuals at the time of grant. Notwithstanding any provision contained in the Plan to the contrary, a person shall not be eligible to receive an Incentive Option hereunder if he, at the time such Option is granted, would own (within the meaning of Code sections 422 and 424) Stock possessing more than ten percent (10%) of the total combined voting power or value of an classes of Stock of the Company or of an Affiliate, unless at the time such Incentive Option is granted the Exercise Price per share of Stock is at least one hundred ten percent (110%) of the Fair Market Value of each share of Stock to which the Incentive Option relates and the Incentive Option is not exercisable after the expiration of five (5) years from the date it is granted.

4.2. No Right to Option The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.

PARAGRAPH 5. Grant of Options and Certain Terms of the Agreements

2.1. Award Criteria Subject to the express provisions of this Paragraph, the Committee shall, in its sole discretion, determine which Eligible Individuals shall be granted Options under the Plan from time to time. In making grants, the Committee shall take into consideration the level of responsibility within the organization and the contribution the potential Optionee has made or may make to the success of the Company or its Affiliates and such other considerations as the Committee may from time to time specify. The Committee shall also determine the number of shares subject to each of such Options and shall authorize and cause the Company to grant Options in accordance with such determinations.

2.2. Grant The date on which the Committee completes all action constituting an offer of an Option to an individual, including the specification of the Exercise Price and the number of shares of Stock to be subject to the Option, shall be the date on which the Option covered by an Agreement is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall be deemed made if the Committee has completed all such action except communication of the grant of the Option to the potential Optionee. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Company and the Optionee.

     Each Option granted under the Plan shall be evidenced by an Agreement, executed by the Company and the Eligible Individual to whom the Option is granted, incorporating such terms as the Committee shall deem necessary or desirable. More than one Option may be granted to the same Eligible
     Individual and be outstanding concurrently. In the event an Eligible Individual is granted both one or more Incentive Options and one or more
     Nonstatutory Options, such grants shall be evidenced by separate Agreements, one for each of the Incentive Option grants and one for each of the Nonstatutory Option grants.

2.3. Transferability Restrictions Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted under the Plan and for such restrictions on the transferability of the shares of Stock acquired pursuant to an Option as the Committee, in its sole and absolute discretion, shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Optionee render substantial services to the Company or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Company and shareholders of the Company other than an Optionee who is a party to the particular Agreement or a subsequent person who is bound by such Agreement

PARAGRAPH 6. Terms and Conditions of Options

     All Options granted under the Plan shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

6.1. Number of Shares. Each Agreement shall state the number of shares of Stock to which it relates.

6.2 Exercise Price Each Agreement shall state the Exercise Price per share of Stock, Except as provided in Paragraph 4.1, the Exercise Price per share of Stock subject to any Incentive Option under this Plan shall not be less than the greater of (a) the par value per share of Stock or (b) one hundred percent (100%) of the Fair Market Value per share of Stock on the date of the grant of the Incentive Option under this plan. The Exercise Price per share of Stock subject to a Nonstatutory Option shall be the Fair Market Value per share of stock on the date of grant of the Nonstatutory option.

6.3 Medium and Time of Payment, Method of Exercise, and Withholding Taxes The Exercise Price of an Option shall be payable upon the exercise of the
     Option:

     (a)  in cash;

     (b)  by certified or cashier's check payable to the order of the Company;

     (c) with the consent of the Committee, with shares of Stock owned by the Optionee, or

     (d) with the consent of the Committee, by a combination of cash and shares.

          Exercise of an Option shall not be effective until the Company has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate Exercise Price of the number of shares purchased in cash (as set forth above) or by delivery of shares of Stock in negotiable form with a value at least equal to the Exercise Price, which shares of Stock shall be valued based on the Fair Market Value of the Stock (or a combination of cash and Stock). The Company shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

          The Committee may, in its discretion require an Optionee to pay to the Company at the time of exercise of an Option (or portion of an Option) the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise. If the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxeson the date of exercise, the Company may, in its discretion, require an Optionee to place shares of Stock purchased under the Option in escrow for the benefit of the Company until such later date when Federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option or the disposition of shares of Stock acquired pursuant to the exercise. At such later time, the Company, in its discretion, may require an Optionee to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Stock. Upon receipt of such payment by the Company, such shares of Stock shall be released from escrow to the Optionee.

     6.4. Term, Time of Exercise, and Transferability of Options In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, each Agreement shall provide that an Option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.

          The Committee shall in any Agreement prescribe a vesting schedule that governs when the Option becomes fully vested and exercisable. Unless the Committee prescribes a different schedule, the following schedule shall apply: An Optionee shall be entitled to exercise:

     (1) one fourth of the Stock subject to the Option on or after the date which is one (1) calendar year from the date the Option is granted;
     (2) one half of the Stock subject to the Option on or after the date which is two (2) calendar years from the date the Option is granted;

     (3) three fourths of the Stock subject to the Option on or after the date which is three (3) calendar years from the date the Option is granted;
     (4) 100% of the Stock subject to the Option on or after the date which is four (4) calendar years from the date the Option is granted;

          Notwithstanding anything in this Paragraph or the directly preceding sentence to the contrary, on the date of a Change in Control, Options shall become exercisable immediately with respect to 50% of the unvested options in case of an option held by an Optionee who is an Eligible Individual on such date and as to 100% of the unvested options on the date twelve months after the event of a Change in Control provided the Optionee is still an Eligible Individual. The Committee may, in its sole discretion, as of the effective date of such transaction, either (1) change the number and kind of shares of Stock (including substitution of shares of another corporation) and Exercise Price in the manner it deems appropriate; provided, however, that in no event may any change be made under this Paragraph to an Incentive Option which would either constitute a "modification" within the meaning of Code section 424(h)(3) or a violation of the Code section 424(a); or (2) purchase the Options from each Optionee by tendering cash equal to the Fair Market Value of the Stock represented by the Options less the Exercise Price of the Option specified in each Agreement, without regard to the determination as to the periods and installments of exercisability made pursuant to an Optionee's Agreement, if (and only if) such Options have not at that time expired or been terminated.

          An Option shall not be transferable other than by will or the laws of descent and distribution.

          The provisions of the remainder of this Paragraph shall apply to the extent an Optionee's Agreement does not expressly provide otherwise. If an Optionee ceases to be an Eligible Individual, the Option shall terminate ninety (90) days after the date such Optionee ceases to be an Eligible Individual. Notwithstanding the foregoing, if an Optionee ceases to be an Eligible Individual by reason of Disability or Retirement, the Optionee shall have the right for twelve (12) months after the date of Disability or Retirement to exercise an Option, to the extent such Option is otherwise exercisable on such date. If an Optionee ceases to be an Eligible Individual by reason of death, Optionee's designated beneficiary shall have the right for twelve (12) months after the date of death to exercise the Option, to the extent such Option is otherwise exercisable on such date. At the end of such twelve (12) month or ninety (90) day period, as applicable, the Option shall terminate and cease to be exercisable. Each Optionee shall have the right to designate a beneficiary on the form provided by the Committee. If no beneficiary is designated, Optionee's estate shall have the rights of a beneficiary. Notwithstanding any other provision of this Plan, no Option shall be exercisable after the expiration of ten (10) years from the date it is granted, or in the case of an Incentive Option, the period specified in Paragraph 4.1, if applicable (the "Maximum Term"). Subject to the foregoing paragraph the portion of the Option, which is not exercisable on the date the Optionee ceases to be an Eligible Individual, shall terminate and be forfeited to the Company on the date of such cessation.

          Within a reasonable time (or such time as may be permitted by law) after the Company receives written notice that the Optionee has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate Option Exercise Price of the number of shares of Stock purchased, the Company shall issue and deliver a certificate representing the shares, acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. In the event that an Optionee exercises both an Incentive Option, or portion of one, and a Nonstatutory Option, or a portion of one, separate Stock certificates shall be issued, one for the Stock subject to the Incentive Option and one for the Stock subject to the Nonstatutory Option. The number of the shares of Stock transferable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement; provided, however, the number of such shares of Stock which are transferable may increase due to the occurrence of certain events which are fully described in Paragraph 6.6.

          Nothing in the Plan or in any Option granted under the Plan shall require the Company to issue any shares upon exercise of any Option if such issuance would, in the reasonable judgment of the Committee based upon the advice of counsel for the Company, constitute a violation of the Securities Act, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, the Company may, as a condition precedent to the exercise of such Option, require from the Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such Optionee (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following or similar legend, or statements of other applicable restrictions, endorsed on them and may not be immediately transferable:

          The shares of stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exemption from registration. Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of the Company and its legal counsel, such sale, transfer, assignment or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

     6.5. Limitation on Aggregate Value or Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option Except as is otherwise provided in paragraph 6.6, with respect to any Incentive Option granted under this Plan, the sum of (a) and (b) may not (with respect to any Optionee) exceed $100,000 for any calendar year, with such Fair Market Value to be determined as of the date the Incentive Option or such other incentive stock option is granted, where to the extent that the limitation of this paragraph 6.5 would be exceeded, the Incentive Stock Option grant shall cease to be an Incentive Option and shall thereafter be treated as a Nonstatutory Option with respect to a number of shares of stock sufficient that such limitation is not exceeded by:

     (a) is the aggregate Fair Market Value of shares of Stock with respect to which such Incentive Option first becomes exercisable in such calendar year; and

     (b) is the aggregate Fair Market Value of shares of Stock or stock of any Affiliate (or a predecessor of the Company or an Affiliate) with respect to which any other incentive stock option (within the meaning of section 422 of the Code) of the Company or its Affiliates (or a predecessor corporation of any such corporation) first becomes exercisable in such calendar year.

          For purposes of this Paragraph, "predecessor corporation" means (i) a corporation that was a party to a transaction described in Code section 424(a) (or which would be so described if a substitution or assumption under such section had been effected) with the Company,
          (ii) a corporation which, at the time the new incentive stock option (within the meaning of Code section 422) is granted, is an Affiliate of the Company or a predecessor corporation of any such corporations, or (iii) a predecessor corporation of any such corporations.

     6.6. Adjustments   Upon   Changes   in   Capitalization,    Merger.    Etc.
          Notwithstanding any other provision in the Plan to the contrary, in the event of any change in the number of outstanding shares of Stock:

     (a) effected without receipt of consideration by the Company by reason of a stock dividend, split, combination, exchange of shares, merger, or other recapitalization, in which the Company is the surviving corporation; or

     (b) by reason of a spin-off of a part of the Company into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Company of a separate entity,

     (1) the maximum number and class of shares that may be issued under this Plan, (2) the number and class of shares subject to each outstanding Option, and (3) the Exercise Price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect of such change; provided, however, that any or all such adjustments shall not occur with respect to an Incentive Option, unless:

     (i) the excess of the aggregate Fair Market Value of the shares subject to the Incentive Option over the aggregate Exercise Price of such shares immediately after such adjustment is not more than the excess of the aggregate Fair Market Value of the shares subject to the Incentive Option over the aggregate Exercise Price of such shares immediately before such adjustment; and


     (ii) the new or adjusted Incentive Option does not give the Optionee additional benefits which such Optionee did not have under the old Incentive Option (collectively these Subparagraphs (i) and (ii) are the "Code section 424(a) Restrictions").

          In the event of a dispute concerning such adjustment the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding, and conclusive. The maximum number of shares that may be issued under this Plan or the number of shares subject to any outstanding Option shall be automatically rounded down to eliminate any fractional shares.

     6.7. Rights as a Shareholder - An Optionee shall have no right as a shareholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 6.6.

     6.8. Modification, Extension, and Renewal of Options - Subject to the terms and conditions of, and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Options granted under the Plan or accept the surrender of Options outstanding under the Plan (to the extent not previously exercised) and authorize the granting of substitute Options (to the extent not previously exercised). Except as provided in Paragraph 6.6, no modification of an Option granted under the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under the Option to such Optionee under the Plan, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Code section 422.

     6.9. Furnish Information - Each Optionee shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

    6.10. Obligation to Exercise: Termination of Employment - The granting of an Option under the Plan shall impose no obligation upon the Optionee to exercise it or any part of it. In the event of an Optionee's termination of employment with the Company or an Affiliate, the unexercised portion of an Option granted under the Plan shall terminate in accordance with Paragraph 6.4.

    6.11. Agreement Provisions - The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired), as the Committee shall deem advisable.


          Each Agreement shall identify the Option it evidences as an Incentive Option or a Nonstatutory Option, as the case may be, and no Agreement shall cover both an Incentive Option and a Nonstatutory Option. Each Agreement relating to an Incentive Option granted under this Plan shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Code section 422. If this Plan or any Agreement does not contain any provision required to be included herein under Code section 422, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, however, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of this Plan and any Agreement.

PARAGRAPH 7.  Remedies and Specific Performance

     7.1. Remedies - The Company shall be entitled to recover from an Optionee reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement, whether by an action to enforce specific performance, or an action for damages for its breach or otherwise.

     7.2. Specific Performance - The Company shall be entitled to enforce the terms and provisions of this Paragraph, including the remedy of specific performance, in Duval County, Florida.

PARAGRAPH 8.      Duration of Plan

         No Options may be granted under the Plan more than ten (10) years after the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company.

PARAGRAPH 9.      Amendment and Termination of Plan

          The Board of Directors may at any time terminate or from time to time amend or suspend the Plan; provided that no such amendment shall, without approval of the shareholders of the Company, except as provided in Paragraph 6, (a) increase the aggregate number of shares of Stock as to which Options (or as to which Incentive Options) may be granted under the Plan, (b) change the designation of the employees or class of employees eligible to receive options under the Plan, or (c) increase the number of shares of stock as to which Options may be granted to any individual in a calendar year. No Option may be granted during any suspension of the Plan or after the Plan has been terminated, and no amendment, suspension, or termination shall, without an Optionee's consent, alter or impair, other than as provided in the Plan and the Optionee's Agreement, any of the rights or obligations under any Option previously granted to such Optionee under the Plan.


PARAGRAPH 1O.     General
10.1. Application. of Funds The proceeds received by the Company from the sale of shares pursuant to Options shall be used for general corporate purposes.

10.2. Right of the Company and Affiliates to Terminate Employment - Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee the right to continue in the employ (or other service) of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment any time.


10.3. Liability of the Company - Neither the Company, any of its Affiliates, its directors, officers or employees, nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company) and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, etc. to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect. In addition, neither the Company, its directors, officers or employees, nor any of the Company's Affiliates shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service of any court having jurisdiction that any incentive stock options granted hereunder do not qualify for tax treatment as incentive stock options under Code section 422.

 10.4. Information Confidential - As partial consideration for the granting sole and absolute discretion, provide that the Optionee shall agree with the Company that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Optionee, as a factor mitigating against the advisability of granting any such future Option to such individual.

10.5. Other Benefits - Participation in the Plan shall not preclude the Optionee from eligibility in any other stock option plan of the Company or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other compensation plans which the Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

10.6. Execution of Receipts and Releases - Any payment of cash or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of the Plan, shall, to the extent thereof be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt for such payment in such form as it shall determine.

10.7. No Guarantee of Interests - Neither the Committee nor the Company guarantees the Stock from loss or depreciation.

10.8. Payment of Expenses - All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates; provided, however, the Company or an Affiliate may recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Company or an Affiliate to enforce its rights under the Plan.

10.9. Company Records - Records of the Company or its Affiliates regarding the Optionee's period of employment or other service, termination of employment or other service and the reason for such termination, leaves of absence, re-employment, and other matters shall be conclusive for all purposes under the Plan, unless determined by the Committee to be incorrect.

10.10. Information - The Company and its Affiliates shall, upon request or as may be specifically required under the Plan, furnish or cause to be finished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under the Plan.

10.11. Company Action - Any action required of the Company relating to the Plan shall be by resolution of its Board of Directors or by a person or entity authorized to act by resolution of the Board of Directors.

10.12. Severability - If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

10.13. Notices - Whenever any notice is required or permitted under the Plan or any Agreement, such notice must be in writing and personally delivered, telecopied (if confirmed), or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan or any Agreement shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Paragraph or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Paragraph. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

10.14. Waiver of Notice - Any person entitled to notice under the Plan may waive such notice.

10.15 Successors - The Plan shall be binding upon the Optionee, his legal representatives, heirs, legatees, distributees, and transferees (if applicable) upon the Company, its successors, and assigns, and upon the Committee, and its successors.

10.16 Headings - The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the Plan's provisions.

10.17 Governing Law -All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Florida except to the extent Florida law is preempted by Federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by Federal law and except to the extent that Florida corporate law conflicts with the contract law of such state, in which event Florida corporate law shall govern. The obligation of the Company to sell and deliver Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

10.18. Word Usage - Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

PARAGRAPH 11.     Effective Date

         The Plan shall take effect on May 24, 2001 the date it was approved by the shareholders of the Company.

         If this Plan is not approved by the holders of a majority of the votes entitled to be voted at a meeting of holders of outstanding shares of equity securities of the Company no later than one year from April 17, 2001, the date the Plan was adopted by the Board of Directors, no Incentive Options can be granted under this Plan and all Options granted under this Plan shall be deemed to be Nonstatutory Options for all purposes of the Plan and any Agreements.

         IN WITNESS WHEREOF, Riverside Group, Inc., acting by and through its duly authorized officer, has executed this Plan on this the 17th day of April 2001.

                  RIVERSIDE GROUP, INC., a Florida corporation

                  By:_________________________________________
                     Its: President and C.E.O.

1.       Election of Directors.

WITH AUTHORITY                      WITHHOLD
To vote for all nominees            AUTHORITY
Listed (except as marked            To vote for all nominees
To the contrary)                    Listed

     (Instruction: To withhold authority to vote for any individual nominees, strike a line through the nominee's name in the list below.)

J. Steven Wilson   Edward M. Carey   Edward C. Carey   John E. Donnelly, Esquire

2.       Proposal to approve the 2001 Stock Option Plan.

                  FOR               AGAINST          ABSTAIN

3. Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors.
                  FOR               AGAINST          ABSTAIN

Should any other matter regarding a vote for the Shareholders arise, the above-named Proxy Agents, and each of them, are authorized to vote the shares represented by the Proxy as their judgment indicates is in the best interest of Riverside Group, Inc.

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If the shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

                                             -----------------------------
                                                Signature of Shareholder

                                            ------------------------------
                                                Signature of Shareholder

                                              Dated:___________________, 2001

                PLEASE RETURN THIS PROXY PROMTLY IN THE ENCLOSED
                                    ENVELOPE.



                              Fold and detach here



                              RIVERSIDE GROUP, INC.

                  PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 24, 2001


The undersigned hereby constitutes and appoints Catherine J. Gray and J. Steven Wilson, and each of them, the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) (the "Proxy Agents"), to vote all of the shares of Riverside Group, Inc. owned by the undersigned on April 16, 2001 at the Annual Meeting of Shareholders of the Company. The meeting will be held at 10:00 a.m., Central Daylight Time, on May 24, 2001 at 350 Park Avenue, 4th Floor, New York, NY with all powers that the undersigned would possess if personally present.



                  (continued and to be signed on reverse side)





                              FOLD AND DETACH HERE